EXHIBIT B-2
                                                        ELECTRIC JOURNAL ENTRIES


            PROPOSED LISTING OF ELECTRIC ASSETS AND LIABILITIES BEING
           TRANSFERRED FROM UNION ELECTRIC COMPANY TO CENTRAL ILLINOIS
                             PUBLIC SERVICE COMPANY

Union Electric Company (AmerenUE) is transferring its Illinois electric service territory to Central Illinois Public Service Company as follows:

1. All real and personal property located in the State of Illinois owned by AmerenUE (including plant in service and construction work in progress) used in the transmission and distribution of electricity. Excluded from the transfer are the generator lead lines and related equipment connecting Venice and Keokuk plants to the transmission grid. AmerenUE would also retain miscellaneous, minor amounts of property in Illinois to ensure the smooth operation of its electric system, consisting of towers and associated conductors on the Illinois side of the Mississippi River, located at the river's edge, carrying electricity across the river; and communication related equipment located in Illinois. All production facilities at the Venice Plant and Keokuk Plant (including flowage land) are excluded. The cost of these assets are recorded in Accounts 101 and 107 of the Uniform System of Accounts and the related accumulated provision for depreciation and amortization are recorded in Accounts 108 and 111.

2. All non-utility real property located in the State of Illinois, excluding real and personal property located at the Venice Power Plant site and Keokuk Plant flowage land. The cost of these assets are recorded in Account 121 of the Uniform System of Accounts. There is no related accumulated provision for depreciation and amortization.

3. Working funds recorded in Account 135, consisting of petty cash maintained at the East. St. Louis office.

4.   Accounts Receivable of Illinois electric customers recorded in Account 142.

5. The provision for uncollectible accounts associated with accounts receivable being transferred to AmerenCIPS (paragraph 4 above).

6. Plant materials and operating supplies located at the Alton Storeroom and truck stock recorded in Account 154.

7. An allocation of undistributed stores expense recorded in Account 163, associated with the plant materials and operating supplies being transferred to AmerenCIPS.

8. Accrued Illinois electric revenues for service not billed at the time of transfer recorded in Account 173.

9.   AFUDC temporary differences due to FAS 109 recorded in Account 182.


                                                                      Schedule 2

                                                        ELECTRIC JOURNAL ENTRIES


10.  Amounts collected for environmental cleanup recorded in Account 186.

11. Accumulated deferred income taxes recorded in Account 190, for the income taxes related to unamortized Investment Tax Credit being transferred to AmerenCIPS.

12.  Accrued payroll payable recorded in Account 232.

13. Customer deposits related to Illinois electric customers recorded in Account 235.

14.  Accrued vacation liability for electric employees recorded in Account 242.

15.  Customer Advances recorded in Account 252.

16. Unamortized investment credit and Federal excess taxes - depreciation both recorded in Account 254.

17. Unamortized Deferred Investment Tax Credits recorded in Account 255, related to the plant assets being transferred to AmerenCIPS.

18. Accumulated Deferred Income Taxes recorded in Account 282 related to the plant being transferred to AmerenCIPS.

19. Deferred Income Tax Liability recorded in Account 283 related to the plant being transferred to AmerenCIPS.

20. Deferred Income Tax Liability related to the deferred gain for tax purposes, but not for book purposes, on transfer.

The following appendices provide more detailed listings of the assets identified above:

     Page 3 lists the asset and liability accounts being transferred to AmerenCIPS by ICC Account. The value shown in this and other schedules are the amounts estimated for AmerenUE books at December 31, 2003.

     Page 4 lists the amounts being transferred to AmerenCIPS recorded in accounts 101, 107, 108 and 111 by function (paragraph 1 above).

     Page 5 consists of a listing of the plant material and operating supply amounts being transferred to AmerenCIPS by works headquarters.


                                                                      Schedule 2

   PROPOSED ACCOUNTING ENTRIES FOR TRANSFER OF ELECTRIC ASSETS AND LIABILITIES
   ---------------------------------------------------------------------------
                         FROM UNION ELECTRIC COMPANY TO
                         ------------------------------
                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                     ---------------------------------------
                        ESTIMATED AS OF DECEMBER 31, 2003
                        ---------------------------------


 Proposed
  Account
  NUMBER                    ACCOUNT DESCRIPTION                                         DEBIT                  CREDIT
  ------                    -------------------                                         -----                  ------

    102     Utility Plant Purchased or Sold                                          $115,936,328
    101     Electric Plant in Service                                                                       $252,180,591
    121     Non-Utility Property                                                                                  16,199
    107     Construction Work in Progress                                                                      5,909,161
    108     Accumulated Provision for Depreciation                                    141,413,552
    111     Accumulated Provision for Amortization                                        739,872
    135     Working funds                                                                                         10,900
    142     Accounts receivable                                                                                5,280,252
    144     Provision for Uncollectible Accounts                                          142,362
    154     Plant materials and operating supplies                                                               115,591
    163     Undistributed stores expense                                                    4,518
    173     Accrued electric revenues                                                                          9,921,000
    182     Regulatory Asset FAS 109                                                                          12,943,155
    186     Environmental adjustment clause
    190     Accumulated deferred income taxes                                                                  4,952,245
    232     Payroll Payable                                                                49,429
    235     Customer Deposits                                                           1,054,723
    242     Accrued Vacation Liability                                                    342,480
    252     Customer Advances                                                             142,268
    254     Other Regulatory Liabilities                                                3,636,895
    255     Accumulated deferred Investment Tax Credit                                  5,911,045
    282     Accumulated deferred income taxes-Other Property                           28,672,932
    283     Deferred Income Tax Liability -Other
    283     Deferred Income Tax Liability -Deferred Intercompany Gain                                         16,941,549
    145     Notes receivable                                                            5,112,119
    216     Retained Earnings                                                           5,112,119
                                                                                -----------------      -----------------

                                                                   Balance           $308,270,643           $308,270,643
                                                                                =================      =================

To clear Account 102, Electric Plant Purchased or Sold, and charge Account 145,
Note Receivable from Associated Companies for the assets And liabilities transferred to AmerenCIPS.

    216     Retained Earnings                                                         $57,968,164
    145     Notes receivable                                                           57,968,164
    102     Utility Plant Purchased or Sold                                                                 $115,936,328


The total effect (Electric Plant Sold and Other Assets/Liabilities transferred)
on notes receivable and retained earning is shown below:
    145     Notes receivable                                                           63,080,283
    216     Retained Earnings                                                          63,080,283



                                                                      Schedule 2
                                                                    Page 3 of 11

                             Union Electric Company
                             Electric Utility Plant
                         Estimated at December 31, 2003


                                        Account 101             Account 107          Accounts 108 & 111
                                                                                        Accumulated
                                         Estimated              Construction            Amortization &
          Plant Category              Electric Plant          Work in Progress           Depreciation              Net Plant
-------------------------------    --------------------    ---------------------    ---------------------    ---------------------
Transmission                               $82,724,040               $5,558,704             -$36,747,193              $51,535,551
Distribution                               156,263,819                  350,457              -98,601,816               58,012,460
General                                     13,192,732                        0               -6,821,033                6,371,699
                                   --------------------    ---------------------    ---------------------    ---------------------
Total Electric                             252,180,591                5,909,161             -142,170,042              115,919,710

                                       Account 121
                                       -----------

                                       Non-Utility
                                        Property
                                        --------
Non-Utility                                     16,199                                                                     16,199
                                                                                                             ---------------------

                                   --------------------    ---------------------    ---------------------    ---------------------
Total Property and Plant                  $252,196,790               $5,909,161            -$142,170,042             $115,935,909
                                   ====================    =====================    =====================    =====================



                                                                      Schedule 2
                                                                    Page 4 of 11

                             Union Electric Company
                    Electric Operating Materials & Supplies
                                 Transferred to
                     Central Illinois Public Service Company
                         Estimated at December 31, 2003


                           Storeroom
Location                     Number       Balance
-------------------------- ----------    -----------------

Alton                      061            $ 115,591.00


                                          $
East St. Louis             054                       -
                                      ---------------------
                                          $ 115,591.00
                                      =====================



                                                                      Schedule 2
                                                                    Page 5 of 11

                                                             GAS JOURNAL ENTRIES


        PROPOSED LISTING OF GAS ASSETS AND LIABILITIES BEING TRANSFERRED
         FROM UNION ELECTRIC COMPANY TO CENTRAL ILLINOIS PUBLIC SERVICE
                                     COMPANY


Union Electric Company (AmerenUE) is transferring its Illinois gas service territory to Central Illinois Public Service Company as follows:

1. All real and personal property located in the State of Illinois owned by AmerenUE (including plant in service and construction work in progress) used in the production and distribution of natural gas. The cost of these assets are recorded in Accounts 101 and 107 of the Uniform System of Accounts and the related accumulated provision for depreciation is recorded in Account 108.

2.   Accounts Receivable of Illinois gas customers recorded in Account 142.

3. The provision for uncollectible accounts associated with accounts receivable being transferred to AmerenCIPS (paragraph 2 above).

4. Fuel stock consisting of propane stored at the Alton Propane Plant recorded in Account 151.

5. Plant materials and operating supplies located at the Alton Storeroom and truck stock recorded in Account 154.

6. Natural gas being held in storage by Mississippi River Transmission Corporation for AmerenUE recorded in Account 164.

7. Accrued Illinois gas revenues for service not billed at the time of transfer recorded in Account 173.

8.   AFUDC temporary differences due to FAS 109 recorded in Account 182.

9.   Amounts collected for environmental cleanup recorded in Account 186.

10. Accumulated deferred income taxes recorded in Account 190, for the income taxes related to unamortized Investment Tax Credit being transferred to AmerenCIPS.

11. Account payable for the amount of natural gas purchased for resale but not yet paid at the time of transfer to AmerenCIPS recorded in Account 232.

12.  Accrued payroll payable recorded in Account 232.

13.  Accrued vacation liability for gas employees recorded in Account 242.


                                                                      Schedule 2
                                                                    Page 6 of 11

14. Unamortized investment credit and Federal excess taxes - depreciation both recorded in Account 254.

15. Environmental cleanup liability at Alton Town Gas Site recorded in Account 253.

16. Unamortized Deferred Investment Tax Credits recorded in Account 255, related to the plant assets being transferred to AmerenCIPS.

17. Accumulated Deferred Income Taxes recorded in Account 282 related to the plant being transferred to AmerenCIPS.

18. Deferred Income Tax Liability recorded in Account 283 related to the plant being transferred to AmerenCIPS.

19. Deferred Income Tax Liability related to the deferred gain for tax purposes, but not book purposes, on transfer.

The following appendices provide more detailed listings of the assets identified above:

     Page 8 lists the asset and liability accounts being transferred to AmerenCIPS by ICC Account. The value shown in this and other schedules are the amounts estimated for AmerenUE books at December 31, 2003.

     Page 9 lists the amounts being transferred to AmerenCIPS recorded in accounts 101, 107 and 108 by function (paragraph 1 above).

     Page 10 lists the gas fuel stock being transferred to AmerenCIPS.

     Page 11 consists of a listing of the plant material and operating supply amounts being transferred to AmerenCIPS by works headquarters.


                                                                      Schedule 2

     PROPOSED ACCOUNTING ENTRIES FOR TRANSFER OF GAS ASSETS AND LIABILITIES
     ----------------------------------------------------------------------
                         FROM UNION ELECTRIC COMPANY TO
                         ------------------------------
                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                     ---------------------------------------
                         ESTIMATED AS DECEMBER 31, 2003
                         ------------------------------

 Proposed
  Account
  Number                                     Account Description                     Debit                  Credit
  ------                                     -------------------                     -----                  ------

    102        Utility Plant Purchased or Sold                                        $14,140,226
    101        Gas Plant in Service                                                                          $29,811,820
    107        Construction Work in Progress                                                                      58,186
    108        Accumulated Provision for Depreciation                                  15,729,780
    142        Accounts receivable                                                                               468,157
    144        Provision for Uncollectible Accounts                                        64,499
    151        Propane Fuel Stock                                                                                137,928
    154        Plant materials and operating supplies                                                             79,051
    164        Gas storage                                                                                       197,044
    173        Accrued gas revenues                                                                              100,000
    186        Environmental adjustment clause                                            409,257
    190        Accumulated deferred income taxes                                                                 555,916
    232        Accounts payable--to natural gas supplier                                1,413,500
    232        Payroll Payable                                                             19,700
    242        Accrued Vacation Liability                                                  52,034
    252        Customer Advances                                                          221,372
    253        Environmental cleanup deferred credit                                    1,000,000
    254        Other Regulatory Liabilities                                               468,233
    255        Accumulated deferred Investment Tax Credit                                 220,418
    282        Accumulated deferred income taxes-Other Property                         1,985,721
    283        Deferred Income Tax Liability-Deferred Intercompany Gain                                        1,892,495
    145        Notes receivable                                                                                1,212,071
    216        Retained Earnings                                                                               1,212,071
                                                                                -----------------        ---------------

                                                                      Balance         $35,724,739            $35,724,739
                                                                                =================        ===============

To clear Account 102, Gas Plant Purchased or Sold, and charge Account 145, Note
Receivable from Associated Companies for the assets and liabilities transferred to AmerenCIPS.

    216        Retained Earnings                                                       $7,070,113
    145        Notes receivable                                                         7,070,113
    102        Utility Plant Purchased or Sold                                                               $14,140,226



The total effect (Gas Plant Sold and Other Assets/Liabilities transferred) on notes receivable and retained earning is shown below:
    145        Notes receivable                                                         5,858,042
    216        Retained Earnings                                                        5,858,042




                                                                      Schedule 2
                                                                    Page 8 of 11

                             Union Electric Company
                                Gas Utility Plant
                          Estimated as of December 31,
                                      2003


                        ACCOUNT 101           ACCOUNT 107        Accounts 108
                       --------------       ----------------    ---------------

                         Estimated           Construction        Accumulated
                                                Work in
  PLANT CATEGORY         GAS PLANT             Progress          Depreciation        Net Plant
-------------------    --------------       ----------------    ---------------    --------------
Production                  $815,815                                 -$794,189           $21,626
Distribution              28,006,763                 58,186        -14,182,901        13,882,047
General                      989,242                                  -752,689           236,553
                       --------------       ----------------    ---------------    --------------
Total Gas                $29,811,820                $58,186       -$15,729,780       $14,140,226
                       ==============       ================    ===============    ==============



                                                                      Schedule 2
                                                                    Page 9 of 11

                             Union Electric Company
                          Gas Fuel Stock Transferred to
                     Central Illinois Public Service Company
                         Estimated at December 31, 2003


                    PLANT                         PROPANE        NATURAL GAS         TOTAL
                    -----                         --------       -----------         -----
Alton Propane Plant                               $150,875                          $150,875

Stored by Mississippi River Transmission Co.                          46,169          46,169
                                             --------------    --------------    ------------

Total                                             $150,875           $46,169        $197,044
                                             ==============    ==============    ============



                                                                      Schedule 2
                                                                   Page 10 of 11

                             Union Electric Company
                       Gas Operating Materials & Supplies
                                 Transferred to
                     Central Illinois Public Service Company
                         Estimated at December 31, 2003


                              Storeroom
          Location              Number           Balance
          -----------------   ----------    --------------

          Alton                 061         $  79,051.00


          East St. Louis        054         $          -
                                            --------------
                                            $  79,051.00
                                            ==============


                                                                      Schedule 2
                                                                   Page 11 of 11